                                                                   EXHIBIT 10.43

                                 LEASE AMENDMENT

        This document amends that certain Lease Agreement dated November 14, 1996 (the "LEASE"), as amended November 24, 1997, March 17, 1997, March 27, 1998, June 4, 1998, July 21, 1998, November 20, 1998, March 18, 1999, June 3,
1999, October 7, 1999, and March 25, 2000 is made and entered into by and between DALTEX CENTRE LP, a Delaware limited partnership (the "LANDLORD"), successor in interest to Blue Lake Partners, Ltd., AND NETWORK ASSOCIATES, INC., A DELAWARE CORPORATION, SUCCESSOR IN INTEREST TO MCAFEE SOFTWARE, INC., A DELAWARE CORPORATION (TENANT), with respect to certain leased premises (the "PREMISES") consisting of approximately 124,388 square feet of Rentable Area located at 4099 McEwen, Suites 405, 500, 620, 660, 700, 800, 850, and 4101
McEwen, Suites 100, 270, 300, 506, 545, 550, 700, and 800 Dallas, Texas 75244
(the "BUILDINGS"). (All capitalized terms used herein shall have the same meaning as in the Lease, unless otherwise specified.)

RECITALS

        Tenant is leasing approximately 124,388 square feet of Rentable Area of the Building under the Lease, with a scheduled expiration date of February 17, 2003. Tenant desires to expand the Premises by adding the 13465 Midway Building containing 66,289 rsf. (see Exhibit A), subject to the terms and provisions set forth hereinafter. The Premises will total 190,677 rentable square feet upon full occupancy of the 13465 Midway Building.

AGREEMENTS

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. BASIC LEASE PROVISION NO. 2 "PREMISES". Effective October 1, 2000, Tenant shall lease the 1st floor (consisting of 14,139 rsf) and 2nd floor (consisting of 17,455 rsf) of the 13465 Midway Building. The total of these two floors represents 31,594 rentable square feet. Tenant shall have the right to expand onto the 3rd and 4th floors (consisting of 17,384 rsf on the 3rd floor and 17,311 rsf on the 4th floor, hereby referred as "Expansion Floor(s)) anytime after October 1, 2000 by giving Landlord written notice of the intent to occupy the Expansion Floor(s). If Tenant exercises such right to expand, Tenant shall occupy the full floor upon expansion. Regardless of the expansion rights, Tenant shall expand onto both third and fourth floors by January 1, 2001 and take occupancy of the entire 13465 Midway Building. Landlord and Tenant shall confirm in writing the lease commencement date for the third and fourth floors if other than January 1, 2001. Tenant shall maintain all its then current space at 4099 and 4101 McEwen, however, subject to the termination rights of this Amendment. Tenant shall have early access rights for construction and occupancy in the Midway Building beginning August 1, 2000.

2. BASIC LEASE PROVISION NO. 9 "EXPIRATION DATE". The Lease Term for the 190,677 rentable square feet area shall remain unchanged with an expiration date of February 17, 2003.

3. BASIC LEASE PROVISION NO. 3 "BASIC RENT". Effective October 1, 2000, the monthly Rental Payment shall adjust as follows:


S.F.            DATES:
----            ------
CURRENT MONTHLY BASIC RENT FOR 4099 & 4101 BUILDINGS
124,388         October 1, 2000 thru January 31, 2002                    $193,430.00
                February 1, 2002 thru February 17, 2003                  $198,058.00

INCREMENTAL MONTHLY BASIC RENT FOR THE 13465 MIDWAY BUILDING
14,139          October 1, 2000 through February 17, 2003                $23,565.00
1st floor based upon $20 psf


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

17,455          October 1, 2000 through February 17, 2003                $29,091.67
2nd floor based upon $20 psf

17,384          Upon occupancy through February 17, 2003                 $28,973.33
3rd floor based upon $20 psf

17,311          upon occupancy through February 17, 2003                 $28,851.67
4th floor based upon $20 psf                                             ----------

TOTAL INCREMENTAL MONTHLY BASIC RENT FOR THE 13465 MIDWAY BUILDING      $110,481.67
(UPON FULL OCCUPANCY)


4. BASIC LEASE PROVISIONS NO. 4 "TENANT'S PRO RATE SHARE". Effective February 1, 2000, Tenant's proportionate share of the 4099 McEwen Building shall be unchanged at 46.16% for all purposes under this Lease. Tenant's proportionate share of the 4101 McEwen Building shall be amended to 54.09% for all purposes under this Lease. Notwithstanding, "Tenant's Pro Rata Share", at the option of Tenant, shall be amended subsequently pursuant to the Reduction Options set forth in this amendment.

Effective October 1, 2000, Tenant's proportionate share of the 13465 Midway Building shall be 47.66% for all purposes under this Lease. Tenant's proportionate share of 13465 Midway Building shall be adjusted at the time of expansion. Notwithstanding, "Tenant's Pro Rata Share", as of January 1, 2001 will be 100%.

5. BASIC LEASE PROVISION NO. 5 & 6 "OPERATING EXPENSE STOP". Effective October 1, 2000, Expense Stop for the 13465 Midway Building shall be set at an amount equal to the sum of the actual grossed up operating expenses for 2000, expressed as a function of 66,289 rentable square feet for the 13465 Midway Building.

6. BASIC LEASE PROVISION NO. 11 "TENANT'S BROKER". Tenant represents and warrants that it has dealt with no Broker or Agent in connection with the execution of this Lease Amendment and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from a breach of such warranty including without limitation attorney's fees in connection therewith.

7. REDUCTION OPTION: During the period of October 1, 2000 to and including January 31, 2001 and by serving written notice to the Landlord, Tenant shall have the right to terminate the lease on any of the following suites (see chart below) and the rent and lease obligations shall be adjusted accordingly. If such notice is received within the period stipulated herein, the Base Rent and Tenant's Pro Rata Share shall be adjusted downward based on the rate per square foot of such space at that time and shall become effective 30 days after Tenant's notice to Landlord and Tenant's vacating such suite(s). Additionally, an amendment shall be submitted to Tenant, which addresses the economic terms of the Lease affected in the vacating of the suite(s) and the termination of same. Failure of Tenant to submit notice within the period shall be deemed an acceptance by Tenant of such space for the remainder of the Lease Term.


 BUILDING       SUITE         RSF     ANNUAL BASIC RENT/SF  MONTHLY BASIC RENT
 --------       -----         ---     --------------------  ------------------
 4099           405           2,123          $18.25              $3228.73
 4099           620           5,983          $17.25              $8600.56
 4099           660           1,775          $20.00              $2958.33
 4101           100           3,843          $20.00              $6405.11
 4101           270           3,663          $19.00              $5799.00


8. EXHIBIT "D". Work Letter Plans Agreed Upon/Finish Allowance, paragraph 2.1, shall be amended as follows: (1) Landlord shall provide an allowance up to Two Hundred Twelve Thousand Five Hundred Dollars ($212,500) for the 13465 Midway Building (The "Finish Allowance"); (2) Tenant shall be responsible for the balance of the costs for the leasehold improvements, as well as the management of the design and construction of the leasehold improvement, subject to landlord's approval of the Approved Plans; and (3) Landlord's "Construction Management Fee" of five (5%) of the construction Contract Sum shall be deleted.


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
9. FORCE AND BINDING EFFECT; GOVERNING LAW. Except as modified hereby and by the Amendments to Lease Agreement, all other terms and conditions of the Lease shall remain in full force and effect and this Amendment shall continue to be binding upon Landlord and Tenant and their respective successors and assigns. The Lease and this Amendment shall be governed by Texas law.

10. RENEWAL OPTION. This expansion space (13465 Midway) shall be subject to the same renewal option terms as specified in the Lease. Tenant shall, however, have the right to renew the leased space in each building independently from the other buildings (e.g., Tenant shall have the right to renew the 13465 Midway Building without renewing the spaces within the 4099 McEwen Building and/or 4101 McEwen Building).

11. SIGNAGE. Tenant shall have the right to place a company sign on the 13465 Midway Building and the 4101 McEwen Building, subject to the current signage criteria used for signage on the 4101 McEwen Building. Tenant agrees to rescind its signage rights for the 4099 McEwen Building in return for the signage right herein stated.

12. RIGHT TO TRENCH BETWEEN 4101 MCEWEN AND 13465 MIDWAY BUILDINGS. Landlord shall grant Tenant (at Tenant's sole cost) the right to trench between the two buildings for telecommunication/data purposes. Tenant agrees to perform such work in a professional manner, observing all required permits. Landlord maintains the right to approve all work. Tenant will be required to repair such work to its original condition.

13. DELIVERY OF THE 13465 MIDWAY BUILDING. The Midway Building shall be delivered to Tenant free of prior tenancy, debris, and/or personal property (except for those furniture and fixtures as which have been purchased by Tenant from the prior tenant). If the Midway Building is not delivered by August 1, 2000, Tenant shall be credited one month free rent for every month (or prorata thereto) that Tenant is delayed full and complete access into the Midway Building.

14. EXISTING LEASEHOLD IMPROVEMENTS AND FIXTURES. All existing leasehold improvements and fixtures shall remain in or around the 13465 Midway Building, including, but not limited to the UPS, one generator, security system, and all existing infrastructure systems in the data center, etc.

15. RIGHT OF FIRST REFUSAL: Notwithstanding herein to the contrary, Tenant shall, subject to prior rights within the 4100 Alpha Building and the 4100 McEwen Building in The Centre complex, have a continuous Right of First Refusal to lease any available space or contiguous spaces in excess of four thousand
(4000) square feet in the 4100 Alpha Building or the 4100 McEwen Building during the term of this Lease. Tenant shall respond in writing to Landlord within five
(5) business days after receipt of Landlord's written notice of any prospective lease in the 4100 Alpha Building or the 4100 McEwen Building. Absent of any response from Tenant or if Tenant decides not to exercise such right for the prospective lease, Landlord shall be free to lease such space to any other party.


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
Executed on this 31st day of July 2000.

LANDLORD:                DALTEX CENTRE LP, a Delaware limited partnership,
                         successor in interest to Blue Lake Partners, Ltd.

                         BY: DALTEX CENTRE GP, INC.

                         BY:   /s/ RON CHERRY
                            --------------------------------
                         Name:  Ron Cherry
                         Title: Vice President

                         BY:   /s/ YVON TESSIER
                            --------------------------------
                         Name:  Yvon Tessier
                         Title: President

TENANT:                  NETWORK ASSOCIATES, INC.
                         (A DELAWARE CORPORATION)

                         BY:   /s/ PRABHAT K. GOYAL
                            --------------------------------
                         Name:  Prabhat K. Goyal
                         Title: CFO


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
                                   EXHIBIT "A"
                           (SEE ATTACHED FLOOR PLANS)


                                   [GRAPHIC]


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